UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

REGENEREX PHARMA, INC

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53230	98-0479983
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive #177 Las Vegas, NV	89108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 761-7479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 – Departure of Certain Officer; Appointment of certain Officer

On March 31, 2026, the Board of Directors (the “Board”) of Regenerex Pharma, Inc. (the “Company”) determined upon review, to place Kenneth Perry, the Company’s Chief Financial Officer, on administrative suspension leave with pay, effective immediately.

In connection with this action, Mr. Perry's duties, responsibilities, and authority as Chief Financial Officer have been removed and reassigned on an interim basis to an interim CFO designated by the Board.

Mr. Perry will remain an employee of the Company during the period of administrative suspension leave and will continue to receive his base salary and benefits in accordance with his existing employment arrangements, subject to applicable law and Company policy.

The Board’s decision was based on identified concerns relating to, among other matters, compliance with Board directives, financial oversight, corporate governance, and the Company’s financial reporting processes and internal controls. These matters are currently under review by the Company.

The Company emphasizes that the review remains ongoing, and no final determinations have been made with respect to the matters described above.

Appointment of Interim Chief Financial Officer

Effective April 1, 2026, the Board appointed Don E. Ray  to serve as Interim Chief Financial Officer of the Company.  His agreement is an interim appointment with the 90-day initial term.  The interim salary is $150,000 annually.

Mr. Ray holds a Bachelor of Business Administration in Accounting from the University of Memphis. He began his career at George B. Jones, a national CPA firm specializing in automotive dealerships, where he advanced from staff accountant to Managing Partner prior to its merger into Dixon Hughes Goodman LLP (now Forvis Mazars) in 2002.

At Dixon Hughes Goodman/Forvis Mazars, Mr. Ray served as Co-Managing Partner of the firm’s automotive retail specialty practice, advising public and private companies on accounting, tax, and advisory matters. From 2013 to 2019, he served as Interim Chief Financial Officer and advisor to Price Simms Family Dealerships, an eight-location automotive group in the San Francisco Bay Area representing multiple luxury and mainstream brands .  From 2019 to present Mr. Ray has served of various not-for-profit board of directors.

Earlier in his career, Mr. Ray served as lead auditor for a public company based in Lakeland, Tennessee and has acted as a consultant to several public companies. Most recently, he served as Chief Financial Officer and corporate officer of Diamond Automotive Group, headquartered in Banning, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGENEREX PHARMA, INC.

	By:	/s/ Greg Pilant
Date: April 2, 2026	Name:	Greg Pilant
	Title:	Chief Executive Officer